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               GLOBAL PHILIPS RESTRICTED SHARE RIGHTS PROGRAM 2006

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               GLOBAL PHILIPS RESTRICTED SHARE RIGHTS PROGRAM 2006









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                              TERMS AND CONDITIONS
                                       OF
               GLOBAL PHILIPS RESTRICTED SHARE RIGHTS PROGRAM 2006

                                    ARTICLE 1
                                   DEFINITIONS

In this Global Philips Restricted Share Program 2006 the following definitions shall apply:


1.   Custody Account          :   a custody account  maintained in the name of a
                                  Participant other than a Nominee Account.

2.   Date of Grant            :   the date at which a Restricted  Share Right is
                                  granted pursuant to this Program. The Dates of
                                  Grant of any Restricted  Share Rights shall be
                                  the same dates as the dates of  publication of
                                  the Philips' annual and/or  quarterly  results
                                  over the  financial  year 2006.  The  relevant
                                  Date  of  Grant  and   categorization  of  any
                                  Restricted  Share  Right  with  respect to any
                                  grant   hereunder   shall  be   determined  by
                                  Philips.

3.   Delivery Date            :   depending on whether a Restricted  Share Right
                                  is  categorized  as a "1 Year Term  Restricted
                                  Share Right",  "2 Year Term  Restricted  Share
                                  Right"  or  "3  Year  Term  Restricted   Share
                                  Right", the Delivery Date shall be the first, second or third anniversary of the Date of Grant of such Restricted Share Right.

4.   Employing Company        :   any  company   within  the  Philips  group  of
                                  companies and such other company as Philips may from time to time designate or approve.

5.   Nominee  Account         :   a custody account  maintained in the name of a
                                  Participant established by an administrator designated by Philips.

6.   Premium Date             :   the  date  which  is  three  years  after  the
                                  applicable Delivery Date.

7.   Premium Shares           :   any Shares (to be)  delivered to a Participant
                                  pursuant to Article 7 hereof.

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8.   Retainment Period        :   the period  commencing  on the  Delivery  Date
                                  applicable  to a particular  Restricted  Share
                                  Right   and   ending  on  the   Premium   Date
                                  applicable to such Restricted Share Right.

9.   Participant              :   an individual  who has accepted any Restricted
                                  Share Rights under this Program.

10.  Philips                  :   Koninklijke Philips Electronics N.V.

11.  Program                  :   this Global Philips  Restricted  Share Program
                                  2006.

12.  Restricted Share Right   :   the conditional right granted to a Participant
                                  to receive one Share, subject to the terms and
                                  conditions of this Program.  Restricted  Share
                                  Rights  will be  categorized  as "1 Year  Term
                                  Restricted   Share   Rights",   "2  Year  Term
                                  Restricted  Share  Rights"  or  "3  Year  Term
                                  Restricted Share Rights", as applicable.

13.  Share                    :   a common  share of Philips  (to be)  delivered
                                  under this Program.


                                    ARTICLE 2
                        GRANT OF RESTRICTED SHARE RIGHTS

Any Restricted Share Rights may be granted to an eligible individual, subject to the (acceptance by such individual of the) terms and conditions of this Program and any other Philips' policies or guidelines that may apply to such individual. Any Restricted Share Rights offered to any such individual and the terms and conditions governing such rights shall be deemed accepted by such individual with effect from the applicable Date of Grant in case Philips has not received, in accordance with a procedure established by Philips, a notice of rejection of such rights within fourteen (14) days of the notice of grant of such rights or such later date as may be determined by Philips.


                                    ARTICLE 3
                            TERMINATION OF EMPLOYMENT

1. Except as otherwise provided in Article 3.2 and 3.3 hereof, in case a Participant is no longer employed by any Employing Company as a result of the termination of such Participant's employment with an Employing Company for any reason whatsoever prior to the applicable Delivery Date, such Participant's Restricted Share Rights shall be forfeited effective

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       as of the date of termination of such  Participant's  employment with the
       Employing   Company  without  the  Participant   being  entitled  to  any
       compensation or any obligation on the part of Philips or any of its subsidiaries unless Philips determines, in its sole discretion, otherwise in writing. Any such determination shall be final, conclusive and binding
       and  may  be  subject  to  such   conditions  as  Philips  may  determine
       appropriate.

2. In case a Participant is no longer employed by any Employing Company as a result of the termination of such Participant's employment with an Employing Company for reasons of (i) death, (ii) disablement, (iii) legal incapacity, (iv) retirement or (v) the expiration of a temporary contract of employment, provided such temporary contract of employment has not been extended one or more times such Participant or, in case of death or legal incapacity of the Participant, the estate of the Participant or his or her legal representative(s), as the case may be, shall remain entitled to any Restricted Share Rights granted to such Participant prior to the date of such termination subject to the terms and conditions of this Program. For the purpose of this Program, a Participant's employment shall be deemed terminated as a result of "retirement" if such Participant's employment is terminated and such Participant satisfies at the date of such termination the eligibility requirements to receive an immediate (early) retirement benefit under an (early) retirement plan of an Employing Company under which such Participant was covered, provided
       (i) payment of such (early) retirement benefit commences immediately following such termination, and provided further (ii) that if such Participant is covered by an US retirement plan, such Participant must have at least five years of service with an US Employing Company and have attained the age of fifty-five (55) years.

3. In case the employment of a Participant with any Employing Company is terminated as a result of the sale or other divestment of a business, subsidiary, division or other business unit of Philips or any part thereof ("Divested Business") and the Participant remains employed by the Divested Business upon such transfer, such Participant shall remain entitled to any Restricted Share Rights granted to such Participant prior to the date of the termination of such employment subject to the terms and conditions of this Program.

       In case of termination of employment of a Participant with any Employing Company as a result of such sale or other divestment, the Participant shall no longer be eligible to receive any Premium Shares.

       Upon termination of the employment of the Participant with the Divested Business, the terms of Article 3.1 and 3.2 shall apply mutatis mutandis, it being expressly understood that in case such Participant becomes re-employed by any Employing Company immediately upon such termination, such Participant shall remain entitled to any Restricted Share Rights held by such Participant at such time subject to the terms and conditions of this Program.

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                                    ARTICLE 4
                               NON-TRANSFERABILITY

The Restricted Share Rights are strictly personal and may not be assigned, transferred (except that, in case of death of the Participant any Restricted Share Rights granted to such Participant at the date of his death shall pass to his heirs or legatees), pledged, hypothecated, or otherwise encumbered or disposed of in any manner. The Participant may not engage in any transactions on any exchange on the basis of any Restricted Shares Rights. Any violation of the terms of this Article 4 will cause the Restricted Share Rights to become immediately null and void without further notice and without the Participant being entitled to any compensation.







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                                    ARTICLE 5
                         DELIVERY AND HOLDING OF SHARES

1. Philips may require a Participant to maintain a Nominee Account in connection with this Program. Nothing contained in this Program shall obligate Philips to establish or maintain or cause to establish or maintain a Nominee Account for any Participant.

2. Subject to the terms and conditions of this Program, Philips will deliver a Share pursuant to a Restricted Share Right to a Participant on or as soon as reasonably practicable after the relevant Delivery Date. In no event shall Philips have any obligation to deliver any Shares to a Participant prior to the relevant Delivery Date.

3. Any Shares to be delivered pursuant to Article 5.2 will be credited to the Nominee Account except if a Participant (i) requests Philips to credit such Shares to a Custody Account or (ii) does not maintain a Nominee Account at the date of delivery of such Shares. In case (i) or
       (ii) as described in the foregoing sentence applies, the Participant shall be responsible to notify Philips in accordance with a procedure (including the period for notification) established by Philips on the details relating to such Custody Account. In case Philips determines in its sole discretion that the Participant has failed to notify Philips in accordance with such procedure, then the Participant shall be deemed to have authorized Philips to sell as many Shares as required to ensure that any withholding Taxes obligations and other costs related to such Shares and such transaction are settled.

4. Except as may be otherwise approved in writing by Philips in its sole discretion, in case a Participant is no longer employed by any Employing Company for any reason whatsoever, the Participant (or his or her legal representatives) shall withdraw all Shares credited to the Participant's Nominee Account within two (2) months of the date of such termination. In case the Participant (or his or her legal representatives, as the case may be) fails to comply with the foregoing obligation, then the Participant (or his or her legal representatives) shall be deemed to have requested Philips to sell or cause to sell such Shares.

5. Each Participant shall comply with any applicable "insider trading" laws and regulations and the Philips' Rules of Conduct with respect to Inside Information.

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                                    ARTICLE 6
                                CAPITAL DILUTION

Philips may make equitable adjustment or substitution of the number or kind of Shares subject to the Restricted Shares Rights, as it, in its sole discretion, deems equitable to reflect any significant corporate event of or by Philips, for example a change in the outstanding Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to holders of Shares other than regular cash dividends.








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                                    ARTICLE 7
                                 PREMIUM SHARES

At a Premium Date, Philips will deliver a number of Premium Shares, which is equal to 20 % (twenty percent) of the number of Shares acquired by a Participant pursuant to the Restricted Share Rights, which are held by the Participant at, and are subject to, such Premium Date. The foregoing obligation shall be subject further to the requirements that: (i) the Participant is still employed by an Employing Company at the relevant Premium Date and (ii) such Shares have been deposited on the Participant's Nominee Account during the entire Retainment Period in order to enable Philips to monitor whether Participant has retained the Shares during such period. Philips will not be required pursuant to the foregoing to deliver a fraction for a Premium Share but instead the number of Premium Shares shall be rounded upward to the next whole Share.


                                    ARTICLE 8
                                 COSTS AND TAXES

1. All costs of delivering any Shares, including, but not limited to, any Premium Shares, under this Program to a Participant's Nominee Account shall be borne by Philips. All costs of delivering any Shares, including, but not limited to, any Premium Shares, under this Program to a Participant's Custody Account and any other costs connected with the Shares shall be borne by the Participant.

2. Any and all taxes, duties, levies, charges or social security contributions ("Taxes") which arise under any applicable national, state, local or supra-national laws, rules or regulations, whether already effective on the Date of Grant of any Restricted Shares Rights or becoming effective thereafter, and any changes or modifications therein and termination thereof which may result for the Participant in connection with this Program (including, but not limited to, the grant of the Restricted Shares Rights, the ownership of the Restricted Shares Rights and/or the delivery of any Shares under this Program, the ownership and/or the sale of any Shares acquired under this Program) shall be for the sole risk and account of the Participant.

3. Philips and any other Employing Company shall have the right to deduct or withhold (or cause to be deducted or withheld) from any salary payment or other sums due by Philips or any other Employing Company to Participant, or requiring the Participant or beneficiary of the Participant, to pay to Philips an amount necessary to settle any Taxes determined by Philips necessary to be withheld in connection with this Program (including, but not limited to, the grant of the Restricted Shares Rights or the delivery of any Shares (including, but not limited to, Premium Shares) under this Program).

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4.                4.  Philips  shall not be  required  to deliver any Shares and
                  Philips may delay (or cause to be delayed) the transfer of any Shares from a Nominee Account to a Custody Account until Philips has received an amount, or the Participant has made such arrangements required by Philips necessary to satisfy any withholding of any Taxes and any costs to be borne by the Participant in connection with this Program as determined by Philips.


                                    ARTICLE 9
                           DIVIDEND PAYMENT ON SHARES

Philips is entitled, in its sole discretion, to determine the manner in which dividend on any Shares acquired by a Participant pursuant to this Program and deposited on the Nominee Account at the applicable record date, is paid to such Participant including, but not limited to, the payment of dividend by means of a dividend reinvestment plan pursuant to which the dividend will be reinvested in the purchase of Shares.


                                   ARTICLE 10
                               GENERAL PROVISIONS

1. Philips shall have the authority to interpret this Program, to establish, amend, and rescind any rules and regulations relating to this Program, to determine the terms and conditions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of this Program. Philips shall further have the authority to waive, in its sole discretion, the requirement pursuant to
       Article 7 that the Shares have been and are deposited on the Nominee Account during the entire Retainment Period. Such waiver may be subject to such conditions as Philips may establish in its sole discretion. Philips may delegate the authority to practice administrative and operational functions with respect to the Program to officers or employees of subsidiaries of Philips and to service providers.

2.     No  Participant  shall  have any  rights or  privileges  of  shareholders
       (including the right to receive dividends and to vote) with respect to Shares to be delivered pursuant to Restricted Share Rights until such Shares are actually delivered to such Participant in accordance with
       Article 5 of this Program. The Shares delivered shall carry the same rights as common shares of Philips traded on Euronext Amsterdam, or the New York Stock Exchange, as applicable, on the day on which these Shares are delivered.

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3.     The (value of) Restricted Share Rights granted to, or Shares acquired by, a Participant pursuant to such Restricted Share Right under this Program shall not be considered as compensation in determining a Participant's benefits under any benefit plan of an Employing Company, including but not limited to, group life insurance, long-term disability, family survivors, or any retirement, pension or savings plan.












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4.     Nothing  contained  in this  Program  or in any grant  made or  Agreement entered into pursuant hereto shall confer upon any Participant any right to be retained in employment with any Employing Company, or to be entitled to any remuneration or benefits not set forth in this Program or interfere with or limit in any way with the right of any Employing Company to terminate such Participant's employment or to discharge or retire a Participant at any time.

5. If a provision of this Program is deemed illegal or invalid, the illegality or invalidity shall not affect the remaining parts of this Program, this Program shall be construed as if the illegal or invalid provisions had not been included in this Program.

6. Where the context requires, words in either gender shall include also the other gender.

7. This Program shall be governed by and construed in accordance with the laws of The Netherlands, without regard to its principles of conflict of laws.

                                    o o o o o



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